UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2021

Jackson Financial Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40274	98-0486152
(State or other jurisdiction of incorporation or organization)	{Commission File Number)	(I.R.S. Employer Identification No.)

1 Corporate Way, Lansing, Michigan		48951
(Address of principal executive offices)		(Zip Code)
(517) 381-5500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Class A Common Stock, Par Value $0.01 Per Share	JXN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02        Results of Operations and Financial Condition.

On November 9, 2021, Jackson Financial Inc. issued a press release announcing its financial results for its third quarter ended September 30, 2021. A copy is furnished as Exhibit 99.1 to this report.

Item 8.01        Other Events.

Dividend Declaration and Share Repurchase Program

On November 9, 2021, the Company issued a press release announcing that its Board of Directors on November 8, 2021, approved the commencement of a regular quarterly cash dividend and declared a fourth quarter cash dividend of $0.50 per Class A and Class B common share and authorized a $300 million share repurchase program for the Company’s Class A common stock. A copy of that release is filed as Exhibit 99.2 to this report.

Notice of Proposed Unregistered Offerings

On November 9, 2021, the Company announced its intention to seek to refinance its existing term loans due 2022 and 2023 through the issuance of senior notes and, depending upon market conditions, a possible combination of preferred stock and subordinated notes.

The proceeds of the senior notes would be applied toward the repayment of the Company’s $1.6 billion principal amount term loan due May 2022.

The proceeds of the preferred stock and any subordinated notes would be applied toward the repayment of the Company’s $750 million principal amount term loan due February 2023.

While expected to close before the end of 2021, there can be no assurance that the refinancing transactions will be consummated as described above, or at all. Completion of the refinancing transactions is subject to market, documentation and customary closing conditions.

The senior notes, preferred stock and any subordinated notes would be offered in transactions exempt from the securities registration requirements of the U.S. Securities Act of 1933, as amended, and any applicable securities laws of any other jurisdiction. This announcement does not constitute an offer to sell or the solicitation of an offer to buy any securities that may be offered as part of the refinancing transactions in any jurisdiction in which such an offer or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SAFE HARBOR

Various statements herein about Jackson Financial’ s future expectations, plans and prospects are forward-looking statements which reflect the Company’s current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate” and similar statements of a future or forward-looking nature identify forward-looking statements for the purposes of the federal securities laws or otherwise. Actual results may differ materially from these forward-looking statements and estimates as a result of various important factors, including, without limitation, the possibility that the Company may not be able to complete the refinancing transactions on terms acceptable to the Company or at all and other factors discussed in the Company’s Form 10 for the fiscal year ended December 31, 2020, and subsequent filings, all of which are on file with the SEC and are also available in the investor relations section of the Company’s website at https://investors.jackson.com under the heading "SEC Filings." Any forward-looking statements are as of the date hereof, and the Company has no duty to update them if its views later change, except as may be required by law.

Item 9.01.        Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release announcing financial results for the third quarter ended September 30, 2021.

99.2	Press Release announcing that Jackson Financial Inc.s Board of Directors approved a fourth quarter dividend and authorized a share repurchase program.

104	Cover Page Interactive Data File (the coverage page XBRL tags are embedded within the Inline XBRL Document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JACKSON FINANCIAL INC.

	By:	/s/ Marcia Wadsten
Marcia Wadsten
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Date: November 9, 2021